Exhibit 99.3
Opening Transaction

To:	National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114

A/C:	4375-691755

From:	Wells Fargo Bank, National Association

Re:	Convertible Bond Hedge Transaction

Ref. No:	OTC012408201C

Date:	January 23, 2008
Dear Sir(s):
     The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Wells Fargo Bank, National Association (“Dealer”) and National City Corporation (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
     1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. Certain defined terms used herein have the meanings assigned to them in the First Supplemental Indenture to be dated as of January 29, 2008 between Counterparty and The Bank of New York Trust Company, N.A. as trustee (the “Indenture”) relating to the USD 1,250,000,000 principal amount of 4.0% convertible senior notes due 2011 (the “Convertible Notes”). In the event of any inconsistency between the terms defined in the Indenture and this Confirmation, this Confirmation shall govern. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered between the execution of this Confirmation and the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties. The parties further acknowledge that references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is amended following its execution, any such amendment will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing. The Transaction is subject to early unwind if the closing of the Convertible Notes is not consummated for any reason, as set forth below in Section 8(k).
     Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
     This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) as if Dealer and Counterparty had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without reference to its choice of laws doctrine, other than Title 14 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) of the Agreement with the word “first”, and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty with a “Threshold Amount” of USD50 million).
     All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.
     The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
     2. The Transaction constitutes a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	January 23, 2008

Effective Date:	The closing date of the initial issuance of the Convertible Notes.

Option Style:	Modified American, as described under “Procedures for Exercise” below.

Option Type:	Call

Seller:	Dealer

Buyer:	Counterparty

Shares:	The Common Stock of Counterparty, par value USD4.00 per share (Ticker Symbol: “NCC”).

Number of Options:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Notes; provided, that the Number of Options shall be automatically increased as of the date of exercise by Goldman, Sachs & Co. (“GS&Co.”) of its option pursuant to Section 2 of the Underwriting Agreement (the “Underwriting Agreement”) dated as of January 23, 2008 between Counterparty and GS&Co. by the number of Convertible Notes in denominations of USD1,000 principal amount issued pursuant to such exercise (such Convertible Notes, the “Additional Convertible Notes”). For the avoidance of doubt, the Number of Options outstanding shall be reduced by each exercise of Options hereunder.

Option Entitlement:	As of any date, a number of Shares per Option equal to the “Conversion Rate” (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to Sections 12.01(e) and 12.04(f) of the Indenture).

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Option Entitlement as of such date.

Number of Shares:	The product of the Number of Options and the Option Entitlement.

Premium:	USD215,500,000 (Premium per Option USD172.40); provided that if the Number of Options is increased pursuant to the proviso to the definition of “Number of Options” above, an additional Premium equal to the product of the number of Options by which the Number of Options is so increased and the Premium per Option shall be paid on the Additional Premium Payment Date.

Premium Payment Date:	The Effective Date

Additional Premium Payment Date:	The closing date for the purchase and sale of the Additional Convertible Notes.

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges

Procedures for Exercise:

Exercise Date:	Each Conversion Date.

Conversion Date:	Each “Conversion Date” (as defined in the Indenture) occurring during the Exercise Period for Convertible Notes (such Convertible Notes, each in denominations of USD1,000 principal amount, the “Relevant Convertible Notes” for such Conversion Date).

Exercise Period:	The period from and excluding the Effective Date to and including the Expiration Date.

Expiration Date:	The earlier of (i) the last day on which any Convertible Notes remain outstanding and (ii) the third “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the “Maturity Date” (as defined in the Indenture).

Automatic Exercise on Conversion Dates:	On each Conversion Date, a number of Options equal to the number of Relevant Convertible Notes for such Conversion Date in denominations of USD1,000 principal amount shall be automatically exercised, subject to “Notice of Exercise” below.

Notice Deadline:	In respect of any exercise of Options hereunder, the Scheduled Trading Day immediately preceding the first Scheduled Trading Day of the relevant

“Observation Period” (as defined in the Indenture), subject to “Notice of Exercise” below; provided, that, in the case of any exercise of Options hereunder in connection with the conversion of any Relevant Convertible Notes for any Conversion Dates occurring during the period from and including the 45th Scheduled Trading Day prior to the Maturity Date to and including the Expiration Date (the “Final Conversion Period”), the Notice Deadline shall be 12:00 P.M., New York City time, on the Scheduled Trading Day immediately following the relevant Exercise Date and the content of such notice shall be as set forth in clauses (i) and (ii) below.

Notice of Exercise:	Notwithstanding anything to the contrary in the Equity Definitions, Dealer shall have no obligation to make any payment or delivery in respect of any exercise of Options hereunder unless Counterparty notifies Dealer and the Calculation Agent in writing prior to 5:00 P.M., New York City time, on the Notice Deadline in respect of such exercise, of (i) the number of Relevant Convertible Notes being converted on the related Conversion Date, (ii) the scheduled settlement date under the Indenture for the Relevant Convertible Notes for such Conversion Date, and (iii) the first Scheduled Trading Day of the relevant Observation Period. Notwithstanding the foregoing, any notice (and the related automatic exercise of Options) shall be effective if given after the Notice Deadline but prior to 5:00 P.M., New York City time, on the fifth Scheduled Trading Day of such Observation Period, in which event the Calculation Agent shall have the right to adjust the Delivery Obligation (as defined below) as appropriate to reflect the additional costs (including, but not limited to, hedging mismatches and market losses, if any) and expenses incurred by Dealer, Hedging Party or any of their respective affiliates in connection with hedging activities (including the unwinding of any hedge position) as a result of Dealer not having received such notice prior to the Notice Deadline. For the avoidance of doubt, if Counterparty fails to give such notice prior to 5:00 P.M., New York City time, on the fifth Scheduled Trading Day of the applicable Observation Period in respect of any exercise of Options hereunder, Dealer’s obligation to make any payment or delivery in respect of such exercise shall be permanently extinguished, and late notice shall not cure such failure.

Dealer’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	To:	Wells Fargo Bank, N.A.
550 California Street

14th Floor
San Francisco, CA 94104
	Attn:	Financial Products Documentation Group
Equities Trading Manager
	Telephone:	(415) 396-3962
	Facsimile:	(415) 646-9208

With a copy to:

	Attn:	Michele Beasley
	Facsimile:	(415) 646-9208

Calculation Agent’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of
Giving Notice:	All communications relating to the Transaction or the Agreement shall be transmitted exclusively:

	Through:	Goldman, Sachs & Co.
One New York Plaza
New York, NY 10004

	Attn:	Equity Operations:
Options and Derivatives
	Telephone:	(212) 902-1981
	Facsimile:	(212) 428-1980/1983

With a copy to:

	Attn:	Tracey McCabe
Equity Capital Markets
	Telephone:	(212) 357-0428
	Facsimile:	(212) 902-3000
Settlement Terms:

Settlement Date:	For any Exercise Date, the settlement date for the Shares to be delivered in respect of the Relevant Convertible Notes for the relevant Conversion Date under the terms of the Indenture; provided that the Settlement Date shall not be prior to the latest of (i) the date one Settlement Cycle following the final day of the relevant Observation Period, (ii) the Exchange Business Day immediately following the date on which Counterparty gives notice to Dealer of such Settlement Date prior to 5:00 P.M., New York City time, and (iii) the Exchange Business Day immediately following the date Counterparty provides the Notice of Delivery Obligation prior to 5:00 P.M., New York City time.

Delivery Obligation:	In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Notice of Exercise” above, in respect of an Exercise Date, Dealer will deliver to Counterparty on the related

Settlement Date (the “Delivery Obligation”), a number of Shares equal to the aggregate number of Deliverable Shares (as defined in the Indenture), if any, that Counterparty is obligated to deliver to the holder(s) of the Relevant Convertible Notes for such Conversion Date pursuant to Section 12.02(a) of the Indenture (except that such aggregate number of Shares shall be determined without taking into consideration any rounding pursuant to Section 12.03 of the Indenture and shall be rounded down to the nearest whole number) and cash in lieu of fractional shares, if any, resulting from such rounding (collectively, the “Convertible Obligation”); provided that the Convertible Obligation shall be determined excluding any Shares (and cash in lieu of fractional Shares, if any) that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Notes as a direct or indirect result of any adjustments to the Conversion Rate pursuant to Sections 12.01(e) and 12.04(f) of the Indenture and any interest payment that Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Notes for such Conversion Date. For the avoidance of doubt, if the “Daily Conversion Value” (as defined in the Indenture) for each of the VWAP Trading Days (as defined in the Indenture) occurring in the relevant Observation Period is less than or equal to USD25, Dealer will have no delivery obligation hereunder in respect of the related Exercise Date.

Notice of Delivery Obligation:	No later than the Exchange Business Day immediately following the last day of the relevant Observation Period, Counterparty shall give Dealer and Hedging Party notice of the final number of Shares (and cash in lieu of fractional Shares, if any) comprising the relevant Convertible Obligation; provided that, with respect to any Exercise Date occurring during the Final Conversion Period, Counterparty may provide Dealer and Hedging Party with a single notice of the aggregate number of Shares (and cash in lieu of fractional Shares, if any) comprising the Convertible Obligations for all Exercise Dates occurring during such period (it being understood, for the avoidance of doubt, that the requirement of Counterparty to deliver such notice shall not limit Counterparty’s obligations with respect to Notice of Exercise, as set forth above, in any way).

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity

Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Restricted Certificated Shares:	Notwithstanding anything to the contrary in the Equity Definitions, Dealer may, in whole or in part, deliver Shares in certificated form representing the Number of Shares to be Delivered to Counterparty in lieu of delivery through the Clearance System.

Adjustments:

Method of Adjustment:	Notwithstanding Section 11.2 of the Equity Definitions, upon the occurrence of any event or condition set forth in Section 12.04 of the Indenture, the Calculation Agent shall make the corresponding adjustment in respect of any one or more of the Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment of the Transaction, to the extent an analogous adjustment is made under the Indenture. Immediately upon the occurrence of any “Adjustment Event” (as defined in the Indenture) Counterparty shall notify the Calculation Agent of such Adjustment Event; and once the adjustments to be made to the terms of the Indenture and the Convertible Notes in respect of such Adjustment Event have been determined, Counterparty shall immediately notify the Calculation Agent in writing of the details of such adjustments.

Dividends:	If at any time during the period from and including the Trade Date, to but excluding the last Expiration Date, (i) an ex-dividend date for a regular quarterly cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend is less than the Regular Dividend on a per Share basis or (ii) if no Ex-Dividend date for a cash dividend occurs with respect to the Shares in any quarterly dividend period of Counterparty, then the Calculation Agent will make a adjustments to any one or more of the Number of Options, the Option Entitlement and/or any other variable relevant to the exercise, settlement, payment or other terms of the Transaction to preserve the fair value of the Transaction to Dealer after taking into account such dividend or lack thereof. “Regular Dividend” shall mean USD0.21 per Share per quarter.

Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 12.10 of the Indenture.

Consequences of Merger Events:	Notwithstanding Section 12.2 of the Equity

Definitions, upon the occurrence of a Merger Event, the Calculation Agent shall make the corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares, the Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction, to the extent an analogous adjustment is made under the Indenture in respect of such Merger Event; provided that such adjustment shall be made without regard to any adjustment to the Conversion Rate for the issuance of additional Shares as set forth in Sections 12.01(e) and 12.04(f) of the Indenture.

Notice of Merger Consideration and Consequences:
Upon the occurrence of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), Counterparty shall reasonably promptly (but in any event prior to the Merger Date) notify the Calculation Agent of (i) the type and amount of consideration that a holder of Shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause Shares to be converted into the right to receive more than a single type of consideration, (ii) the weighted average of the types and amounts of consideration received by the holders of Shares that affirmatively make such an election (or if no holders of Shares affirmatively make such an election, the types and amount of consideration actually received by such holders), and (iii) the details of the adjustment made under the Indenture in respect of such Merger Event.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.
Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions shall be amended by inserting (i) at the end of the fifth line thereof the following phrase: “(or GS)”, (ii) at the end of clause (X) the following phrase: “(or, in the case of GS, a Hedging

Party Related Transaction)”; and (iii) in clause (Y), immediately following the words “such Transaction”, the following phrase: “(or, in the case of GS, a Hedging Party Related Transaction).”

GS:	Goldman Sachs International or any of its affiliates to which Goldman Sachs International assigns its rights and obligations under a Hedging Party Related Transaction.

Hedging Party Related Transaction:	A transaction between GS and Dealer or its affiliate evidenced by a confirmation that refers to the Transaction.

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable; provided that Section 12.9(a)(v) of the Equity Definitions shall be amended by inserting at the end of clause (A) the following phrase: “(or a Hedging Party Related Transaction).”

(e) Increased Cost of Hedging:	Applicable; provided that Section 12.9(a)(vi) of the Equity Definitions shall be amended by inserting at the end of clause (A) the following phrase: “(or a Hedging Party Related Transaction).”

Hedging Party:	GS; provided that, notwithstanding anything herein to the contrary, from and after the first day following the payment date in respect of any Early Termination Date under the Hedging Party Related Transaction, (such day, the “Related Transaction Termination Date”), Dealer shall be the Hedging Party.

Determining Party:	GS; provided that, notwithstanding anything herein to the contrary, from and after the first day following any Related Transaction Termination Date, Dealer shall be the Determining Party. GS shall make all calculations, adjustments and determinations required pursuant to this transaction in a commercially reasonable manner, and such calculations, adjustments and determinations shall be binding absent manifest error.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. Calculation Agent:	GS; provided that, notwithstanding anything herein to the contrary, from and after the first day following any Related Transaction Termination Date, Dealer shall be the Calculation Agent. GS shall make all calculations, adjustments and determinations required pursuant to this transaction, in a commercially reasonable manner, and such calculations, adjustments and determinations shall be binding absent manifest error.

4.	Account Details:

Dealer Payment Instructions:

To be provided by Dealer

Counterparty Payment Instructions:

To be provided by Counterparty.

5.	Offices:

The Office of Dealer for the Transaction is:

550 California Street, 14th Floor, San Francisco, CA 94104

The Office of Counterparty for the Transaction is:

1900 East Ninth Street, Cleveland, Ohio 44114

6.	Notices: For purposes of this Confirmation:

(a	)	Address for notices or communications to Counterparty:

		To:	National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
		Attn:	Thomas A. Richlovsky
Senior Vice President and Treasurer
		Telephone:	(216) 222-8063
		Facsimile:	(216) 222-2983

With a copy to:

		Attn:	Carlton E. Langer
Senior Vice President & Assistant General Counsel
		Telephone:	(216) 222-3339
		Facsimile:	(216) 222-2336

(b	)	Address for notices or communications to Dealer:

		To:	Wells Fargo Bank, N.A.
550 California Street
14th Floor
San Francisco, CA 94104

		Attn:	Financial Products Documentation Group
Equities Trading Manager
		Telephone:	(415) 396-3962
		Facsimile:	(415) 646-9208

With a copy to:

		Attn:	Michele Beasley
		Facsimile:	(415) 646-9208

(c	)	Address for notices or communications to the Calculation Agent:

All communications relating to the Transaction or the Agreement shall be transmitted exclusively:

		Through:	Goldman, Sachs & Co.
One New York Plaza
New York, NY 10004
		Attn:	Equity Operations: Options and Derivatives
		Telephone:	(212) 902-1981
		Facsimile:	(212) 428-1980/1983

With a copy to:

		Attn:	Tracey McCabe
Equity Capital Markets
		Telephone:	(212) 357-0428
		Facsimile:	(212) 902-3000

7.		Representations, Warranties and Agreements:
     (a) In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer & GS as follows:
     (i) On the Trade Date, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Counterparty is not relying on advice from either Dealer or GS or their respective affiliates, and that neither Dealer nor GS nor any of their respective affiliates is making any representations or warranties, in each case with respect to the treatment of the Transaction under any accounting standards, including FASB Statements 128, 133 (as amended), 149 or 150, EITF Issue No. 00-19, 01-6 or 03-6 (or any successor issue statements) or under any accounting standards including FASB’s Liabilities & Equity Project.
     (iii) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.
     (iv) Prior to the Trade Date, Counterparty shall deliver to Dealer and GS a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer and GS shall reasonably request.
     (v) Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or to otherwise violate the Exchange Act.

     (vi) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (vii) On each of the Trade Date and the Premium Payment Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Shares hereunder in compliance with the laws of the jurisdiction of Counterparty’s incorporation.
     (viii) The representations and warranties of Counterparty set forth in Section 3 of the Agreement and Section 1 of the Underwriting Agreement are true and correct as of the Trade Date and the Effective Date and are hereby deemed to be repeated to Dealer and GS as if set forth herein.
     (ix) Neither Counterparty nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
     (b) Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.
     (c) Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.
     (d) Each of Dealer and Counterparty agrees and acknowledges that Dealer is a “financial institution,” “swap participant” and/or “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.
     (e) Counterparty shall deliver to Dealer and GS (i) an incumbency certificate, dated as of the Trade Date, of Counterparty in customary form and (ii) an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer and GS in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement, and such other matters as GS may reasonably request.
     8. Other Provisions:
     (a) Right to Extend. The Calculation Agent may postpone any Settlement Date or any other date of valuation or delivery by Dealer, with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the Delivery Obligation), if the Calculation Agent determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to preserve Hedging Party’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock borrow market or other relevant market or to enable Hedging Party to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Hedging Party were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Hedging Party.
     (b) Additional Termination Events. The occurrence of an event of default with respect to Counterparty under the terms of the Convertible Notes as set forth in Section 5.01 of the Indenture shall be an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party, and Hedging Party shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.
     (c) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Dealer shall owe Counterparty any amount pursuant to Section 12.2 of the Equity Definitions and “Consequences of Merger Events” above, or Sections 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of a Merger Event, Insolvency or Nationalization, in each case in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, that resulted from an event or events within Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 4:00 P.M., New York City time, on the Merger Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). If no Notice of Share Termination is received by Dealer within the time specified in the preceding sentence, Dealer shall have the right, in its sole discretion, to satisfy any Payment Obligation by the Share Termination Alternative by promptly giving Counterparty a Notice of Share Termination. Upon delivery of a Notice of Share Termination by either party, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:	Applicable and means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.2, 12.6, 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization or Merger Event, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization or Merger Event. If such Insolvency, Nationalization or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the issuer of any Share Termination Delivery Units (or any part thereof).
     (d) Disposition of Hedge Shares. Counterparty hereby agrees that if, in the good faith and commercially reasonable judgment of either Hedging Party or Dealer, the Shares (the “Hedge Shares”) acquired by Hedging Party for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the U.S. public market by Hedging Party without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Hedging Party to sell the Hedge Shares in a registered offering, make available to Dealer and Hedging Party an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance satisfactory to Dealer and Hedging Party, substantially in the form of an underwriting agreement for a registered offering, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer and Hedging Party, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (E) afford Dealer and Hedging Party a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if either Hedging Party or Dealer, in its sole commercially reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 8(d) shall apply at the election of Counterparty; (ii) in order to allow Hedging Party to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Dealer and Hedging Party, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer and Hedging Party, due diligence rights (for Dealer, Hedging Party or any designated buyer of the Hedge Shares from Hedging Party), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Dealer and Hedging Party (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Hedging Party for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Hedging Party at the Daily VWAP (as defined in the Indenture) on such Exchange Business Days, and in the amounts, requested by Hedging Party.
     (e) Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Dealer and the Calculation Agent a written notice of such repurchase (a “Repurchase Notice”) on such day if, following such repurchase, the Notice Percentage as determined on such day is (i) greater than 3.5% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares and the denominator of which is the number of Shares outstanding on such day. In the event that Counterparty fails to provide Dealer and the Calculation Agent with a Repurchase Notice on the day and in the manner specified in this Section 8(e) then Counterparty agrees to indemnify and hold harmless Dealer and Hedging Party, their respective affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer, Hedging Party and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act or under any state or federal law, regulation or regulatory order, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Dealer and Hedging Party.
     (f) Transfer and Assignment. Neither party may transfer any of its rights or obligations under the Transaction without the prior written consent of the non-transferring party; provided that at any time at which (i) the Equity Percentage exceeds 4.0%, or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 203 of the Delaware General Corporation Law (“DGCL 203”) or any State or federal bank holding company or banking laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership (or following any Related Transaction Termination Date, would, after giving effect to any contemplated hedging activity by Dealer, own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership) in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements of a Dealer Person under Applicable Laws (including, without limitation, “interested stockholder” status under DGCL 203) and with respect to which such requirements have not been met or the relevant approval has not been received minus (y) 1% of the number of Shares outstanding on the date of determination (either such condition described in clause (i) or (ii), an “Excess Ownership Position” and, such condition described in clause (ii), an “Excess Regulatory Ownership Position”), if Dealer, in the judgment of Dealer or the Calculation Agent, is unable to effect a transfer or assignment to a third party after using its commercially reasonable efforts on pricing terms reasonably acceptable to Dealer and the Calculation Agent such that an Excess Ownership Position no longer exists, Dealer or the Calculation Agent may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Excess Ownership Position no longer exists. In the event that Dealer or the Calculation Agent so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(c) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that (x) Dealer and any of its affiliates subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act (collectively, “Dealer Group”) and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer and (y) Hedging Party and any of its affiliates subject to aggregation with

Hedging Party for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act (collectively, “Hedging Party Group”) and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Hedging Party “beneficially own” (within the meaning of Section 13 of the Exchange Act) without duplication on such day and (B) the denominator of which is the number of Shares outstanding on such day. Counterparty may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to any party with the consent of Dealer and GS, such consent not to be unreasonably withheld. Notwithstanding any other provision of this Confirmation to the contrary requiring or allowing Dealer to receive or deliver any Shares, Dealer may designate any of its affiliates to receive or deliver such Shares and otherwise perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligation. Dealer shall be discharged of its obligation hereunder only to the extent of any such performance.
     (g) Staggered Settlement. Dealer may, by notice to Counterparty prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on one or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:
     (i) in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (which it shall choose in a commercially reasonable manner and each of which will be on or prior to the 20th Exchange Business Day after the Nominal Settlement Date, but not prior to the earlier of the relevant Conversion Date and the first day of the relevant Observation Period) or delivery times and how it will allocate the Shares it is required to deliver under “Delivery Obligation” (above) among the Staggered Settlement Dates or delivery times; and
     (ii) the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.
     (h) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
     (i) No Netting and Set-off. The provisions of Section 2(c) of the Agreement shall not apply to the Transaction. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.
     (j) Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.
     (k) Early Unwind. In the event the sale by Counterparty of the Convertible Notes is not consummated with the underwriters pursuant to the Underwriting Agreement for any reason by the close of business in New York on January 29, 2008 (or such later date as agreed upon by the parties, which in no event shall be later than February 5, 2008) January 29, 2008 or such later date being the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and the Transaction and all of the respective rights and obligations of Dealer and Counterparty hereunder shall be cancelled and terminated. Following such termination and cancellation, each party shall be released and discharged by the other party from, and agrees not to make any claim against the other party with respect to, any obligations or liabilities of either party arising out of, and to be performed in connection with, the Transaction either prior to or after the Early Unwind Date. Dealer and Counterparty represent and acknowledge to the other that upon an Early Unwind and following the payment referred to above, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

     (l) Payments by Counterparty upon Early Termination. The parties hereby agree that, notwithstanding anything to the contrary herein, in the Definitions or in the Agreement, following the payment of the Premium and the Additional Premium, if any, in the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to the Transaction or the Transaction is terminated or cancelled pursuant to Article 12 of the Equity Definitions and, as a result, Counterparty would owe to Dealer an amount calculated under Section 6(e) of the Agreement or Article 12 of the Equity Definitions, such amount shall be deemed to be zero.
     (n) Governing Law. THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     (o) Third Party Beneficiary. GS shall be the third party beneficiary of Counterparty’s representations, warranties, agreements, indemnities and other obligations hereunder and will have a right to directly enforce those obligations against Counterparty.
     (p) Amendment. This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer (with the consent of GS).
     (q) Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     9. Arbitration.
     (a) All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
     (b) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.
     (c) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.
     (d) The arbitrators do not have to explain the reason(s) for their award.
     (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.
     (f) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.
     (g) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.
     (h) Counterparty agrees that any and all controversies that may arise between Counterparty and Dealer, including, but not limited to, those arising out of or relating to the Agreement or the Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

     (i) No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.
     (j) Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.

     Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Wells Fargo Bank, National Association, Facsimile No. (415) 646-9208, with a copy to Goldman, Sachs & Co., Equity Derivatives Documentation Department, Facsimile No. (212) 428-1980/83.

Yours faithfully,

WELLS FARGO BANK,
NATIONAL ASSOCIATION

		By:	/s/ GORDY HOLTERMAN
Authorized Signatory

Agreed and Accepted By:

NATIONAL CITY CORPORATION

By:	/s/ THOMAS A. RICHLOVSKY
Name: Thomas A. Richlovsky
Title: Senior Vice President & Treasurer